Exhibit 99.(a)(1)(D)

FORM OF ELECTION FORM

OFFER TO AMEND ELIGIBLE OPTIONS

I hereby make the following election with respect to my Eligible Option(s) in the Offer made by American Capital Strategies, Ltd. (“ACAS”) pursuant to the Offer to Amend Eligible Options dated August 29, 2007 (the “Offering Memorandum”). Capitalized terms not otherwise defined in this Election Form shall have the meaning set forth in the Offering Memorandum.

Subject to the foregoing, with respect to each Eligible Option identified in the table below, I hereby elect to amend or not amend all of my Eligible Option(s) as identified in the table below:

Eligible Option (Grant Number)	Original Date of Grant	Current Exercise Price of Eligible Options (1) ($)	Shares Subject to Eligible Options (#)	Adjusted Exercise Price (2) ($)	Cash Payment - Black Scholes Price Differential (3) ($)

		$		$	$

		$		$	$

		$		$	$

		$		$	$

		$		$	$

ELECT TO AMEND ALL ELIGIBLE OPTIONS: ☐ Yes ☐ No

(1)	The Current Exercise Price is the exercise price of the Eligible Option, including a reduction for all dividends paid since the original date of grant through the date the declining exercise price feature was suspended in 2005.

(2)	The Adjusted Exercise Price reflects the price of the option at the original date of grant, prior to any dividend payment reduction.

(3)	The Black-Scholes Price Differential for an Eligible Option is the difference between the Black-Scholes value on August 21, 2007 of (i) an American Capital option at the Adjusted Exercise Price and (ii) an American Capital option at the Current Exercise Price of the Eligible Option that reflects a reduction for dividends paid.

I hereby agree that, unless I revoke my election before 11:59 p.m., Eastern Time, on October 1, 2007 (or a later expiration time if ACAS extends the Offer), my election will be irrevocable, and if accepted by ACAS, this Election Form shall operate to amend the Eligible Option as outlined above and to eliminate the declining exercise price feature, subject to the terms and conditions described in the Offering Memorandum.

I hereby acknowledge that I may change the terms of my election by submitting a new Election Form via e-mail, hand delivery, facsimile, inter-office mail or U.S. mail (or other postal service), as more fully instructed in the enclosed materials, to Sandra Sussman in the Human Resources Department. Any change of election received after the Expiration Time will be void and of no effect.

I agree that my decision to amend or not amend all of my Eligible Option(s) in the Offer is entirely voluntary and is subject to the terms of the Offer. I further understand and agree I am not required to tender my Eligible Option(s). I understand that, whether I hold one or more than one Eligible Option, if I elect to participate in the Offer I must tender all of my Eligible Options and each of my Eligible Options will be amended upon the delivery of this signed Election Form to ACAS prior to the Expiration Time.

I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with ACAS (except on an at-will basis, unless otherwise required by local law). I agree that, except as set forth in the Offering Memorandum, ACAS has made no representations or warranties to me regarding this Offer or the future pricing of ACAS stock, and that my participation in this Offer is at my own discretion.

If I exercise my Eligible Option(s) prior to the conclusion of this Offer, I will no longer be eligible to tender my Eligible Option(s) as to the portion that has been exercised and any election I have made as to such exercised portion will be of no further force and effect. If my service with ACAS terminates prior to the Expiration Time, I understand that I will no longer be eligible to participate in the Offer and any election I have made to amend my Eligible Option(s) will be of no further force and effect.

I agree that to ensure timely payment of the Cash Payment, I will provide ACAS with any changes in my mailing address and e-mail address prior to the payment of the Cash Payment.

I hereby acknowledge and agree that neither ACAS nor any of its respective employees or agents has made any recommendation to me as to whether or not I should accept the Offer to amend my Eligible Option(s) and that I am not relying on any information provided or representation made by any ACAS or any of its respective employees or agents in accepting or rejecting the Offer, other than any information contained in the Offering Memorandum. I acknowledge that I have been afforded the opportunity to consult with my own investment, legal and tax advisors before making this election and that I have knowingly done so or knowingly declined to do so.

I understand that I should keep a copy of this completed Election Form as well as a copy of any delivery receipt that I receive upon submitting the Election Form.

I understand that an Election Confirmation Statement will be sent to me within three business days after the date on which ACAS receives this Election Form. In addition, within three business days after the Expiration Time, the Final Election Confirmation Statement that confirms the last election that I made for my Eligible Option(s) as of the Expiration Time will be sent to me. I agree that I will keep a copy of all Election Confirmation Statements and the Final Election Confirmation Statement that I receive. In the event that I do not receive an Election Confirmation Statement(s) or the Final Election Confirmation Statement confirming my elections in the time frames described above, I understand that it is my responsibility to send a copy of this Election Form, any delivery receipt and any Election Confirmation Statement(s) or Final Election Confirmation Statement that I did receive to Sandra Sussman in the Human Resources Department to evidence proper and timely submission of my Election Form.

I AGREE THAT ACAS SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN OR TO DECLINE TO PARTICIPATE IN THIS OFFER.

Optionee Signature

Optionee Name (Please Print)	ACAS E-mail Address	Date

PLEASE SEND THE COMPLETED ELECTION FORM TO SANDRA SUSSMAN IN THE HUMAN RESOURCES DEPARTMENT, VIA E-MAIL, HAND DELIVERY, FACSIMILE, INTER-OFFICE MAIL OR U.S. MAIL (OR OTHER POSTAL SERVICE), SO THAT IT IS RECEIVED NO LATER THAN 11:59 P.M., EASTERN TIME, ON MONDAY, OCTOBER 1, 2007 (OR A LATER EXPIRATION DATE IF ACAS EXTENDS THE OFFER). IT IS YOUR RESPONSIBILITY TO ENSURE THAT THE ELECTION FORM IS SUBMITTED TO ACAS PRIOR TO THE EXPIRATION TIME.